Exhibit 32.1
Certification of Chief Executive Officer
Pursuant to Section 906 of Sarbanes Oxley Act of 2002

In connection with the amendment to the Quarterly Report of Berry Petroleum Company (the “Company”) on Form 10-Q for the period ending March 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the Quarterly Report, as amended, the “Report”), I, Robert F. Heinemann, President, Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ ROBERT F. HEINEMANN
Robert F. Heinemann
President, Chief Executive Officer and Director
May 9, 2013